As filed with the Securities and Exchange Commission on November 1, 1995
                                                     Registration No. 33-61605
==============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                             ----------------------
                                 POST-EFFECTIVE
                               AMENDMENT NO. 1 TO
                                   FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                         INTELLIGENT ELECTRONICS, INC.
             (Exact Name of Registrant as Specified in its Charter)

        PENNSYLVANIA                    5081                   23-2208404
(State or Other Jurisdiction      (Primary Standard         (I.R.S. Employer
   of Incorporation or         Industrial Classification    Identification No.)
     Organization)

                            411 Eagleview Boulevard
                           Exton, Pennsylvania 19341
                                 (610) 458-5500
              (Address, including zip code, and telephone number,
       including area code, of Registrant's principal executive offices)

                                  ----------
                                   Copy to:

                           Barry M. Abelson, Esquire
                          Pepper, Hamilton & Scheetz
                             3000 Two Logan Square
                              18th & Arch Streets
                         Philadelphia, PA  19103-2799
                                 (215)981-4000
              (Name, Address, Including Zip Code and Telephone Number,
                   Including Area Code, of Agent for Service)

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with
General Instruction G, check the following box.     [____]

     Upon its effectiveness on August 4, 1995, this Registration Statement on Form S-4 of Intelligent Electronics, Inc. (the "Company"), Registration No. 33-61605 (the "Registration Statement") covered 3,832,794 shares of Common Stock, $.01 par value per share, of the Company ("Common Stock"). The number of shares registered in the Registration Statement was based on an estimated conversion rate of 0.6588.

     Upon the completion of the merger of The Future Now, Inc. ("TFN") with a wholly-owned subsidiary of the Company, former shareholders and option holders of TFN will receive an aggregate of 3,281,263 (and options to purchase shares) shares of Common Stock based on an the actual conversion rate of 0.5640.

     The Company hereby deregisters 551,531 shares of Common Stock. Upon effectiveness of this Post-Effective Amendment No. 1 to Registration Statement on Form S-4, the total number of shares of Common Stock registered hereunder will be 3,281,263.





                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1993, the Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Exton, Commonwealth of Pennsylvania, on the 1st day of November, 1995.


                                   INTELLIGENT ELECTRONICS, INC.


                                   By:  /s/ Richard D. Sanford
                                        ---------------------------------------
                                        Richard D. Sanford
                                        Chairman of the Board
                                        and Chief Executive Officer


                                   By:  /s/ Thomas J. Coffey
                                        ---------------------------------------
                                        Thomas J. Coffey, Vice President,
                                        Chief Financial Officer and principal
                                        accounting officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated.



                                   /s/ Richard D. Sanford
                                   ----------------------------------------
                                   Richard D. Sanford
                                   Chairman of the Board
                                   and Chief Executive Officer


                                   /s/ Thomas J. Coffey
                                   ----------------------------------------
                                   Thomas J. Coffey, Vice President,
                                   Chief Financial Officer and principal
                                   accounting officer

        Barry M. Abelson*             Director
        James M. Ciccarelli*          Director
        Christopher T.G. Fish*        Director
        Roger J. Fritz*               Director
        Arnold S. Hoffman*            Director
        William Johnson*              Director
        John A. Porter*               Director
        Gregory A. Pratt*             Director
        William L. Rulon-Miller*      Director
        Alex A.C. Wilson*             Director

*Richard D. Sanford, by signing his name hereto, does sign this Registration Statement on behalf of each of the indicated directors of the Company, pursuant to powers of attorney executed by each of such directors and filed with the Securities and Exchange Commission, on the date indicated.



/s/ Richard D. Sanford
--------------------------------             Date:  November 1, 1995
Richard D. Sanford
Attorney-in-Fact